UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

MERGEWORTHRX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35984	46-1970047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3123 McDonald Street, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 785-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 16, 2014, MergeWorthRx Corp. (“MWRX” or the “Company”) issued a press release announcing that its sponsors are offering to transfer up to 800,000 shares of MWRX common stock to certain investors (the “Investors”) in exchange for either the purchase or retention by the Investors of up to 4,000,000 shares of MWRX common stock. It is currently anticipated that MWRX’s sponsors will transfer to the Investors 0.2 shares of MWRX common stock for every share of MWRX common stock that is either purchased by the Investors in the open market or through privately negotiated transactions or retained by the Investors who are current stockholders and who do not exercise conversion rights in connection with the previously-announced stockholder vote to approve the business combination (“Business Combination”) between MWRX and AeroCare Holdings, Inc. (“AeroCare”). The sponsors are offering to enter into such agreements in order to increase the likelihood that the closing conditions set forth in the merger agreement relating to the Business Combination are satisfied and the Business Combination is consummated.

The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Additional Information About the Transaction and Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which includes a proxy statement/prospectus of the Company in connection with the Business Combination. The Company has mailed the definitive proxy statement/prospectus and other relevant documents to its stockholders of record as of December 9, 2014. The Company’s stockholders and other interested persons are advised to read the proxy statement/prospectus, and amendments thereto, in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement/prospectus contains important information about AeroCare, the Company and the Business Combination. Stockholders may obtain copies of the Registration Statement, which includes the definitive proxy statement/prospectus, without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: MergeWorthRx Corp., 3123 McDonald Street, Miami, Florida 33133, Attn.: Stephen B. Cichy, President, Chief Operating Officer and Secretary.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the proposed Business Combination is contained in the proxy statement/prospectus regarding the Business Combination, which is included as part of the Registration Statement. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the Business Combination by reading any other materials filed with the SEC regarding the Business Combination.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGEWORTHRX CORP.

Date: December 16, 2014	By:	/s/ Charles F. Fistel
Name: Charles F. Fistel Title: Chief Executive Officer, Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 16, 2014